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

                                                                   EXHIBIT 27


                          Petroleum Heat and Power Co., Inc.
                                   and Subsidiaries
                                   ----------------


                               Financial Data Schedule
                            Six Months Ended June 30, 1994




             This schedule contains summary financial information extracted from Petroleum Heat and Power Co., Inc. and Subsidiaries financial statements as of June 30, 1994 and is qualified in its entirety by reference to such financial statements.



            Item Number                     Item Description                                             Amount
            -----------               ----------------------------                                    ------------
            5.02(1)                   Cash and cash items                                             $ 29,124,164
            5.02(2)                   Marketable securities                                                none
            5.02(3)(a)(1)             Notes and accounts receivable-trade                               58,063,801
            5.02(4)                   Allowance for doubtful accounts                                    1,917,316
            5.02(6)                   Inventory                                                         11,863,454
            5.02(9)                   Total current assets                                             103,666,095
            5.02(13)                  Property, plant and equipment                                     66,513,153
            5.02(14)                  Accumulated depreciation                                          32,833,625
            5.02(18)                  Total assets                                                     251,410,180
            5.02(21)                  Total current liabilities                                         52,144,252
            5.02(22)                  Bonds, mortgages and similar debt                                211,924,049
            5.02(28)                  Preferred stock - mandatory redemption                            25,000,000
            5.02(29)                  Preferred stock - no mandatory redemption                            none
            5.02(30)                  Common stock                                                       2,175,462
            5.02(31)                  Other stockholders' equity                                       (44,375,284)
            5.02(32)                  Total liabilities and stockholders' equity                       251,410,180
            5.03(b)1(a)               Net sales of tangible products                                   317,947,011
            5.03(b)1                  Total revenues                                                   336,060,150
            5.03(b)2(a)               Cost of tangible goods sold                                      177,401,644
            5.03(b)2                  Total costs and expenses applicable to sales
                                       and revenue                                                     214,913,644
            5.03(b)3                  Other costs and expenses                                          81,116,099
            5.03(b)5                  Provision for doubtful accounts and notes                            976,245
            5.03(b)(8)                Interest and amortization of debt discount                        11,864,294
            5.03(b)(10)               Income before taxes and other items                               28,200,094
            5.03(b)(11)               Income tax expense                                                   550,000
            5.03(b)(14)               Income/loss continuing operations                                 28,318,094
            5.03(b)(15)               Discontinued operations                                              none
            5.03(b)(17)               Extraordinary items                                                 (654,500)
            5.03(b)(18)               Cumulative effect - change in accounting
                                       principles                                                          none
            5.03(b)(19)               Net income or loss                                                27,663,594
            5.03(b)(20)               Earnings per share - primary                                            1.19
            5.03(b)(20)               Earnings per share - fully diluted                                      1.19


